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                                                                    EXHIBIT 12.1


OFFSHORE LOGISTICS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(in thousands except ratios)

                                                                     FISCAL YEAR ENDED MARCH 31,
                                                  ----------------------------------------------------------------
                                                    1999          2000          2001          2002          2003
                                                  --------      --------      --------      --------      --------
EARNINGS:
Income before provision for income taxes ....     $ 31,732      $ 14,881      $ 45,383      $ 66,316      $ 64,181
Add: Minority interest ......................       (1,303)       (1,405)       (1,402)       (1,603)       (1,797)
     Fixed charges ..........................       20,528        20,062        19,833        17,292        16,504
                                                  --------      --------      --------      --------      --------
Total earnings ..............................     $ 50,957      $ 33,538      $ 63,814      $ 82,005      $ 78,888
                                                  ========      ========      ========      ========      ========
FIXED CHARGES:
Interest expense ............................     $ 19,811      $ 18,527      $ 18,385      $ 15,825      $ 14,904
Amortization of debt issuance costs (1) .....           --            --            --            --            --
Interest portion of rental expense ..........          717         1,535         1,448         1,467         1,600
                                                  --------      --------      --------      --------      --------
Total fixed charges .........................     $ 20,528      $ 20,062      $ 19,833      $ 17,292      $ 16,504
                                                  ========      ========      ========      ========      ========
Ratio of earnings to fixed charges ..........         2.5x          1.7x          3.2x          4.7x          4.8x

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(1)  Amortization of debt issuance costs is included in interest expense